Exhibit 10.10

TRAVELOCITY.COM LLC

STOCK OPTION GRANT AGREEMENT

THIS AGREEMENT, made as of this <DATE> by and among Sovereign Holdings, Inc. (“Sovereign”), Travelocity.com LLC (the “Company”), and <NAME> (the “Participant”).

WHEREAS, pursuant to, and subject to, the terms of the Limited Liability Company Agreement (the “LLC Agreement”) of the Company, the Company may grant options to purchase common units of the Company (the “Common Units”);

WHEREAS, the Company granted, on or around the Formation Date, as such term is defined in the LLC Agreement, the Initial Options, as such term is defined in the LLC Agreement, to Travelocity Holdings Inc., which Initial Options were ultimately distributed to Sovereign; and

WHEREAS, Sovereign desires to transfer certain of the Initial Options, as set forth herein, to the Participant, subject to the terms and conditions hereof and the LLC Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the LLC Agreement, Sovereign hereby transfers to the Participant a non-qualified stock option (the “Option”) with respect to <UNITS> Common Units of the Company. The grant date of the Option hereby granted is <DATE> (the “Grant Date”). The exercise price of the Option hereby granted is <PRICE> (<PRICE SPELLED OUT>), which exercise price shall increase quarterly at 6.00% per annum until exercise of the Option (the “Exercise Price”).

2. Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(b) “Affiliated Entity” shall mean any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related, including without limitation any Affiliate.

(c) “Aggregate Exercise Price” shall mean the sum of (1) the Exercise Price, at the time of Exercise, and (2) the Sovereign Exercise Price.

(d) “Aggregate Fair Market Value” shall mean, at the time of the determination of the Exercisable Percentage, the sum of (i) the Fair Market Value, and (ii) the Sovereign Fair Market Value.

(e) “Board” shall mean the Management Committee, if any, and otherwise the members of the Company holding Preferred Units.

(f) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, the definition used in such employment agreement as of the Grant Date, or (ii) if the Participant does not have an effective employment agreement, the termination of the Participant’s Employment on account of (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company, any Affiliated Entity, the Majority Stockholder or any of its affiliates (whether financially, reputationally or otherwise); (iii) a breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any Affiliated Entity; (iv) the Participant’s unauthorized removal from the premises of the Company or any Affiliated Entity of any document (in any medium or form) relating to the Company, any Affiliated Entity, the Majority Stockholder, or the customers of the Company or any Affiliated Entity other than in the good faith performance of the Participant’s duties; or (v) the indictment or a plea of nolo contendere by the Participant of any felony or other serious crime involving moral turpitude. Any rights the Company or any Affiliated Entity may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliated Entity may have under any other agreement with the Employee or at law or in equity. If, subsequent to the termination of Employment of the Participant without an effective employment agreement at the time of grant, it is discovered that the Participant’s Employment could have been terminated for Cause, as such term is defined above, the Participant’s Employment shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Cause (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(g) “Change in Control” shall mean the occurrence of any of the following events after the Grant Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Parent on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof, other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company or Parent of any plan or proposal for the liquidation or dissolution of the Company or Parent; (iii) (A) any Person or Group (other than the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Units or shares of common stock of Parent representing more than 40% of the aggregate outstanding voting power of the Company or Parent, as applicable, and such Person or Group actually has the power to vote such Common Units or shares of common stock of Parent in any such election and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company or Parent than such other Person or Group; or (iv) the replacement of a majority of the directors on the board of directors of Parent over a two-year period from the directors who constituted such board of directors of Parent at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the directors on the board of directors of Parent then still in office who either were members of such board of directors of Parent at the beginning of such period or whose election as a member of such board of directors of Parent was previously so approved or who were nominated by, or designees of, a Majority Stockholder or (v) consummation of a merger or consolidation of the Company or Parent with another entity in which (A) the holders of the Common Units of the Company or shares of common stock of Parent immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction and (B) the Majority Stockholder holds less than 35% of the common equity interests in the surviving corporation in such transaction.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Compete” shall mean with respect to any Participant who (i) is party to an effective employment agreement or an effective non-competition and/or non-solicitation agreement with the Company or any Affiliated Entity, in each case as of the Grant Date, the failure to comply with any obligation thereunder not to compete or solicit employees, customers and suppliers (and has not promptly cured any such non-compliance to the extent the opportunity to cure is provided in any such employment, non-competition or non-solicitation agreement, to the extent such non-compliance is curable); and (ii) is not party to an effective employment agreement or an effective non-competition and/or non-solicitation agreement with the Company or any Affiliated Entity, during Employment and for the one year period following the termination of such Participant’s Employment, (A) becoming an employee, director, or independent contractor of, or a consultant to, or performing any services for, any Person engaged in activities competitive to those of the Company or any Affiliated Entity or (B) soliciting or hiring or attempting to solicit or hire (1) any customer or supplier in connection with any business activity that then competes with the Company or any Affiliated Entity or (2) any Employee or individual who was an Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her Employment with the Company or any Affiliated Entity. Once an entity ceases to be an Affiliated Entity, (x) “Competing” shall not include activities that Compete with such entity so long as such activities do not Compete with the Company or any entity that continues to be an Affiliated Entity, and (y) even if an effective employment agreement or an effective non-competition and/or non-solicitation agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Competing (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity). “Competed” and “Competing” shall have correlative meanings.

(j) “Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its sole discretion, provided that in the event the Participant is party to an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, and such agreement contains or operates under a different definition of Disability (or any derivative of such term), the definition of Disability used in such agreement at the time of grant shall be substituted for the definition set forth above for all purposes hereunder.

(k) “Employment” shall mean, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliated Entity, and shall include the provision of services as a director or consultant for the Company or any Affiliated Entity. A Participant’s Employment shall terminate on the date the Participant is no longer employed by an entity that is at least one of (i) the Company, (ii) an Affiliate, or (iii) an entity that is an Affiliated Entity as of such date. “Employee” and “Employed” shall have correlative meanings.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Exercisable Percentage” shall mean, in the event a Participant desires to exercise Options that have Related Sovereign Options, (i) if the Aggregate Fair Market Value is greater than the Aggregate Exercise Price, then the percentage (not to exceed 100%) calculated as follows: 100 multiplied by the quotient of (A) the Aggregate Fair Market Value minus the Aggregate Exercise Price divided by (B) the Fair Market Value minus the Exercise Price, in each case at the time of determination of the Exercisable Percentage; and (ii) if the Aggregate Fair Market Value is less than or equal to the Aggregate Exercise Price, then 0%.

(n) “Exercise Date” shall have the meaning set forth in Section 4.7 hereof.

(o) “Exercise Notice” shall have the meaning set forth in Section 4.7 hereof.

(p) “Exercise Window” shall have the meaning set forth in Section 4.6 hereof.

(q) “Fair Market Value” shall mean, as of any date (1) prior to the existence of a Public Market for the TVL Common Stock, the value per share of TVL Common Stock as determined in good faith by the board of directors of TVL (the “TVL Board”) and taking into account the fair market value of the entire equity of TVL and any relevant factors determinative of value, without, however, giving effect to any discount attributable to the size of any person’s holdings of shares of TVL Common Stock, any minority interest or any voting rights or lack thereof; or (2) on which a Public Market for the shares of TVL Common Stock exists, (i) closing price on such day of a share of TVL Common Stock as reported on the principal securities exchange on which the shares of TVL Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the NASD selected by the TVL Board. The Fair Market Value of a share of TVL Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in TVL Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the TVL Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of TVL Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the TVL Board in good faith. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable. For purposes of calculating the Exercisable Percentage and the Aggregate Fair Market Value, the Fair Market Value of a share of TVL Common Stock shall be reduced, including to below zero, proportionately to take into account the fact that, and by the extent to which, a preferred share of TVL then outstanding has a value equal to less than face value.

(r) “Good Reason” shall mean (i) a material diminution in the Participant’s duties and responsibilities other than a change in the Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in the Participant’s base salary or bonus opportunity other than a proportionate decrease in bonus opportunity of less than 10% that applies to employees generally of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of the Participant’s primary work location more than 50 miles from the Participant’s work location immediately prior to the Grant Date, without the Participant’s prior written consent; provided, that, within twenty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within twenty days following the Company’s receipt of such notice. Notwithstanding the foregoing, if, as of the Grant Date, the Participant is a party to an effective employment agreement with the Company or any Affiliated Entity that contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such employment agreement shall control. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement at the time of grant was with such entity, such agreement shall continue to apply with regard to defining Good Reason (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(s) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners IV, L.P., TPG Partners V, L.P, Silver Lake Technology Investors II, L.P., Silver Lake Partners II, L.P. and/or their respective affiliates.

(t) “Management Committee” shall have the meanings set forth in the LLC Agreement.

(u) “Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement, substantially in the form attached hereto as Exhibit B, or such other stockholders’ agreement as may be entered into between the Company and any Participant.

(v) “NASD” shall mean the National Association of Securities Dealers, Inc.

(w) “Parent” shall mean TVL Common, Inc., only for so long as it is an Affiliated Entity of the Company.

(x) “Permitted Transferee” shall have the meaning set forth in Section 4.3.

(y) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(z) “Preferred Units” shall have the meaning set forth in the LLC Agreement.

(aa) “Public Market” shall be deemed to exist for purposes hereof if the shares of TVL Common Stock or Sovereign Common Stock or the Common Units, as applicable, are registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(bb) “Qualifying Termination” shall mean (i) a termination of the Participant’s Employment by the Company (and all then-Affiliated Entities) without Cause or by the Participant for Good Reason, (ii) a termination of the Participant’s employment, prior to the expiration of the Options in accordance with Section 4.2, by all entities that were, immediately prior to the Change in Control, Affiliated Entities and cease, upon the Change in Control, to be Affiliated Entities, without Cause or by the Participant for Good Reason, or (iii) a termination of the Participant’s Employment in the event of the Participant’s death or Disability, in each of (i), (ii) or (iii) following a Change in Control. It is understood that the Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains employed by an entity that was an Affiliated Entity of the entity or its subsidiaries undergoing such Change in Control immediately prior to such Change in Control.

(cc) “Related Sovereign Option” shall mean, if any, the options to purchase shares of Sovereign Common Stock granted pursuant to the Sovereign Plan coincident with the grant of this Option, in each case as determined by the Board in good faith.

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee) “Sovereign Common Stock” shall mean the shares of Sovereign’s Common Stock, par value US $0.01.

(ff) “Sovereign Exercise Price” shall mean the “Exercise Price,” as defined in the Sovereign Plan governing the Related Sovereign Option, applicable to such Related Sovereign Option.

(gg) “Sovereign Fair Market Value” shall mean, as of any date (1) prior to the existence of a Public Market for the Sovereign Common Stock, the value per share of Sovereign Common Stock as determined in good faith by the board of directors of Sovereign and taking into account the fair market value of the entire equity of Sovereign and any relevant factors determinative of value, without, however, giving effect to any discount attributable to the size of any person’s holdings of Sovereign Common Stock, any minority interest or any voting rights or lack thereof; or (2) on which a Public Market for the Sovereign Common Stock exists, (i) closing price on such day of a share of Sovereign Common Stock as reported on the principal securities exchange on which shares of Sovereign Common Stock are then listed or admitted to trading or

(ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the NASD selected by the board of directors of Sovereign. The Sovereign Fair Market Value of a share of Sovereign Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Sovereign Common Stock regularly occurs is closed shall be the Sovereign Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Sovereign Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the board of directors of Sovereign. In the event that the price of a share of Sovereign Common Stock shall not be so reported or furnished, the Sovereign Fair Market Value shall be determined by the board of directors of Sovereign in good faith. In any case, the Sovereign Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable. For purposes of calculating the Exercisable Percentage and the Aggregate Fair Market Value, the Sovereign Fair Market Value of a share of Sovereign Common Stock shall be reduced, including to below zero, proportionately to take into account the fact that, and by the extent to which, a preferred share of Sovereign then outstanding has a value equal to less than face value.

(hh) “Sovereign Plan” shall mean the Sovereign Holdings, Inc. Management Equity Incentive Plan, as may be amended from time to time in accordance with its terms.

(ii) “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(jj) “TVL Common Stock” shall mean the shares of TVL’s Common Stock, par value US $0.00001.

(kk) “Vesting Date” shall mean the date the Option becomes exercisable as defined in Section 4.1 herein.

3. Administration of the Plan

3.1 Powers of the Board; Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Board shall have the power to construe and interpret this Agreement. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Common Units to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Common Units pursuant to the exercise of the Option, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Common Units are listed or traded. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of an exercise of the Option or the issuance or transfer of

Common Units pending or to ensure compliance under federal, state or non-U.S. securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of the Option or the issuance or transfer of Common Units. During the period that the effectiveness of the exercise of the Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. The Company shall also continue to have any and all rights with respect to the Option pursuant to the terms of the LLC Agreement.

3.2 Employment Agreements. Notwithstanding anything in this Section 3 to the contrary, any action or determination in violation of an effective employment agreement with the Company or any Affiliated Entity or any interpretation of any term used in an effective employment agreement with the Company or any Affiliated Entity or any challenge to any good faith determination by the Board hereunder shall be determined, interpreted or challenged pursuant to the dispute resolution provision of such employment agreement, to the extent there is a dispute resolution provision therein.

4. Vesting; Expiration; Adjustment

4.1 Vesting Date of Options. The Option shall vest as follows: 25% shall vest on the first anniversary of the Grant Date, and the remainder shall vest in equal installments of 4.6875% at the end of each successive three month period commencing on the first anniversary of the Grant Date, until 100% of the Option is fully vested, subject in all cases to the Participant’s continued Employment through each such date (each such date, a “Vesting Date”). Unless the Board determines otherwise, vesting of the Option may be suspended during any leave of absence as may be set forth by Company policy, if any. In the event of a Qualifying Termination, the Option shall immediately vest and become exercisable as of such Qualifying Termination, subject to Section 4.6 and the provisions of the LLC Agreement.

4.2 Expiration of Options. The Option, or portion thereof, which has not become vested and exercisable shall expire on the date the Participant’s Employment is terminated for any reason. The Option, or any portion thereof, which has become vested and exercisable on or before the date the Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall, subject to Section 4.6 below and the provisions of the LLC Agreement, expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) the end of the first full Exercise Window occurring after the Participant’s Employment is terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date. The Option, whether vested or unvested, shall in any event expire no later than the tenth anniversary of the Grant Date. The Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of the Participant shall expire one year after the date the Participant’s Employment terminated by reason of death, and the Option, or portion thereof, that has been transferred to a Permitted Transferee during the lifetime of the Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.2 as if the Option were held directly by the Participant.

4.3 Limitation on Transfer. The Option shall be exercisable only by the Participant, except that the Participant may assign or transfer his or her rights to: (i) the Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Board and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (each of (i) and (ii), a “Permitted Transferee”).

4.4 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of the Option by the Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of this Agreement, the LLC Agreement and the Management Stockholder’s Agreement as if he, she or it had been an original signatory thereto, except that any provisions based on the employment (or termination thereof) of the Participant shall continue to be based on the employment (or termination thereof) of the Participant.

4.5 Effect of Void Transfers. In the event of any purported Transfer of the Option in violation of the provisions of this Agreement, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.6 Exercise of Options. The Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the vested Options by serving an Exercise Notice on the Company as provided in Section 4.7 hereto. Notwithstanding the foregoing or anything to the contrary herein, (i) if the Option has a Related Sovereign Option, the Option may only be exercised to the extent of the Exercisable Percentage; and (ii) except as otherwise determined by the Board, the Option may only be exercised within the period commencing on June 1 and ending on June 30 or the period commencing on December 1 and ending on December 31 of each year (each such period, an “Exercise Window”).

4.7 Method of Exercise. Subject to Section 4.6, the Option shall be exercised by delivery of written notice to the Company (the “Exercise Notice”) no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Common Units with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) indicate in writing that the Participant agrees to be bound by the LLC Agreement and, prior to the existence of a Public Market for the Common Units, the Management Stockholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by this Agreement as if they had been original signatories thereto (as provided in Section 4.4 hereof), the LLC Agreement and, prior to the existence of a Public Market for the Common Units, the Management Stockholders’ Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of Common Units specified in such Exercise Notice or any method otherwise approved by the Board. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or Common Units if approved by the Board) that may become due as a result of the exercise of the Option. The Board may, in its sole discretion, permit the person exercising the Option to make the above-described payments in forms other than cash. Notwithstanding the foregoing, except in the case where the Participant’s Employment (i) has been terminated for Cause or (ii) has terminated or will terminate and the Participant has Competed or the Participant’s subsequent employment is likely to result in the Participant Competing, as determined by the Board in good faith, the Company will permit the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) to exercise all or any portion of his or her then-exercisable Option through net-physical settlement (to satisfy both the exercise price and any applicable withholding taxes), but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code and to the extent the Board, in its good faith judgment, determines that exercise through net-physical settlement is permitted by, and will not result in any default under, any agreement to which the Company or its Affiliates is a party and that the Company and its Affiliates have sufficient liquidity. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Option.

4.8 Certificates of Shares. Subject to Section 3.1, upon the exercise of the Option, execution of the LLC Agreement and, prior to the existence of a Public Market for the Common Units, execution of the Management Stockholders’ Agreement, in the Board’s sole discretion, certificates of Common Units may be issued in the name of the Participant and delivered to the Participant or the ownership of such Common Units shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date. No Common Units shall be issued to or recorded in the name of the Participant until the Participant agrees to be bound by and executes the LLC Agreement and, prior to the existence of a Public Market for the Common Units, the Management Stockholders’ Agreement.

4.9 Amendment of Terms of Options. The Board may, in its sole discretion, amend this Agreement, provided, however, that any such amendment shall not impair or adversely affect the Participant’s existing rights under this Agreement without the Participant’s written consent.

4.10 Adjustment Upon Changes in Company Common Units.

4.10.1 Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the members of the Company, in the event of any increase or decrease in the number of issued Common Units resulting from a subdivision or consolidation of Common Units or the payment of a stock dividend (but only on the Common Units), or any other increase or decrease in the number of such Common Units effected without receipt of consideration by the Company, the Board shall make such adjustments with respect to the number of Common Units subject to the Option and/or the Exercise Price per Common Unit, as the Board may, in its good faith discretion, consider appropriate to prevent the enlargement or dilution of rights.

4.10.2 Certain Mergers. Subject to any required action by the members of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Common Units receive securities of another corporation), the Option, to the extent outstanding on the date of such merger or consolidation, shall pertain to and apply to the securities that a holder of the number of Common Units subject to the Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the members of the Company retain their Common Units and are not entitled to any additional or other consideration, the Option shall not be affected by such transaction).

4.10.3 Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Common Units receive securities of another corporation and/or other property, including cash, the Board shall, in its good faith discretion, (a) have the power to provide for the exchange of the Option, to the extent outstanding immediately prior to such event (whether or not then exercisable), for an option on some or all of the property for which the stock underlying the Options is exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the exercise price of the option, or the number or kind of securities or amount of property subject to the option and/or, (b) if appropriate, cancel, effective immediately prior to such event, the outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying Common Unit, equal to the excess of (1) the value, as determined by the Board in its good faith discretion of securities and/or property (including cash) received by such holders of Common Units as a result of such event over (2) the Exercise Price, as the Board may consider appropriate to prevent dilution or enlargement of rights.

4.10.4 Extraordinary Dividends. In the event the Company pays an extraordinary cash dividend to the holders of its Common Units, (a) with respect to the vested and exercisable portion of the Option then outstanding on the date such dividend is paid (the “Payment Date”), the Company shall pay to the Participant on the Payment Date, pursuant to a separate arrangement that shall in no way relate to the exercise of the Option, a cash bonus equal to the amount that he or she would have received if he or she owned the Common Units underlying such vested and exercisable Option as of the record date for such extraordinary dividend, and (b) with respect to the remainder of the Option then outstanding on the Payment Date, the Company shall either, at the Company’s option, if and only if such right or the utilization of such right would not cause the Option to fail to be exempt from Section 409A of the Code and in any event in a manner that complies with Section 409A of the Code, (i) adjust the Exercise Price and/or number of Common Units subject to the Option to prevent dilution or enlargement of rights, in such manner as the Board shall determine in good faith, or (ii) provide, to the Participant, pursuant to a separate arrangement that shall in no way relate to the exercise of the Option, for the crediting of a notional account (a “Notional Account”) of an amount equal to a cash bonus equal to the amount that he or she would have received if he or she owned the Common Units underlying such Option as of the record date for such extraordinary dividend, which amount shall accrue interest at a reasonable interest rate determined in good faith by the Board. Any cash bonus (plus interest thereon) referred to in clause (ii) of the preceding sentence will be paid in pro rata installments over the remaining vesting period of such Option to which such bonus relates on each Vesting Date that follows the Payment Date, commencing with the first Vesting Date following the Payment Date. The Participant will forfeit any right to any bonus (plus interest thereon) referred to in clause (ii) above that has not come due as of his or her termination of Employment, unless the termination of Employment is a Qualifying Termination, in which case the Company will pay all remaining bonus payments (plus interest thereon) on the date of termination of Employment, subject to applicable law. If it is determined that any adjustment of the Exercise Price or any bonus payment or the provision of interest thereon referred to in this Section 4.10.4 does not comply with Section 409A or it causes the Option to fail to be exempt from Section 409A, the Company and the Participant shall use their reasonable efforts and take reasonable actions necessary to put the Participant in the same position he or she would have been in if the adjustment or payment was permitted under Section 409A, to the extent reasonably practicable.

4.10.5 Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.10.1 through 4.10.4 hereof, or in the event any change in the capitalization of the Company or a corporate change referred to in Sections 4.10.1 through 4.10.4 hereof requires it, notwithstanding the provisions of Sections 4.10.1 through 4.10.4 above, the Board shall, in its sole discretion, make such adjustments in the number and kind of shares or securities subject to the Option outstanding on the date on which such change occurs and in the per-share Exercise Price of such Option, or to the terms governing such Options, as the Board may consider appropriate, to prevent dilution or enlargement of rights.

4.10.6 No Other Rights. Except as expressly provided herein, the Participant shall not have any rights by reason of (i) any subdivision or consolidation of Common Units or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of Common Units, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided herein, no issuance by the Company of Common Units or shares of stock of any class, or securities convertible into Common Units or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Common Units subject to the Option or the Exercise Price of such Option.

4.10.7 Savings Clause. No provision of this Section 4.10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code and the Company, upon reasonable request from the Participant, shall amend this Agreement as necessary to comply with Section 409A of the Code, but maintain the economic intent thereof.

4.11 Provisions of the LLC Agreement. Notwithstanding anything to the contrary in this Agreement or otherwise, the Option shall be subject to the terms and conditions of the LLC Agreement.

5. Miscellaneous

5.1 Rights as Unitholders. The Participant shall not have any rights as a unitholder with respect to any Common Units covered by or relating to the Option granted pursuant to this Agreement until the date the Participant becomes the registered owner of such Common Units. Except as otherwise expressly provided in Sections 4.9 and 4.10 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

5.2 No Special Employment Rights. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or any Affiliated Entity, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Option.

5.3 No Obligation to Exercise. This Agreement shall impose no obligation upon the Participant to exercise the Option.

5.4 Restrictions on Common Units. The rights and obligations of the Participant with respect to Common Units obtained through the exercise of the Option shall be governed by the terms and conditions of the Management Stockholders’ Agreement and the LLC Agreement.

5.5 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Company:

Travelocity.com LLC

3150 Sabre Drive MD 9105

Southlake, Texas 76092

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6 Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.7 Severability. In the event that one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and the Participant shall be enforceable to the fullest extent permitted by law.

5.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

5.9 Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under this Agreement and shall be entitled to all the rights of the Participant. All Common Units obtained pursuant to the Option granted herein shall not be transferred except as provided in this Agreement, the Management Stockholders’ Agreement and/or the LLC Agreement.

5.10 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

*        *         *         *         *

IN WITNESS WHEREOF, Sovereign and the Company have caused this Agreement to be duly executed by a duly authorized officer and the Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement, the Management Stockholders’ Agreement and the LLC Agreement as of the day and year first written above.

SOVEREIGN HOLDINGS, INC.

By:
Title:

TRAVELOCITY.COM LLC

By:
Title:

<NAME>